Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(To Prospectus Dated December 11, 2019)	File No. 333-235298

SRAX, INC.

Up to $3,150,000

Class A Common Stock

We have entered into an at the market sales agreement (“Sales Agreement”) with B. Riley FBR, Inc (the “Sales Agent”), as our sales agent, relating to the shares of Class A common stock (“Class A Common Stock”) of SRAX, Inc. (the “Company”) offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of Class A Common Stock having an aggregate offering price of up to $3,150,000 from time to time through or to our Sales Agent.

Our Class A Common Stock trades on The Nasdaq Capital Market under the symbol “SRAX.” On May 4, 2020, the last reported sale price of our Class A Common Stock on The Nasdaq Capital Market was $2.00 per share.

Sales of shares of our Class A Common Stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

As of May 5, 2020, the aggregate market value of our outstanding Class A Common Stock held by non-affiliates was approximately $33,457,801.30 based on 14,034,152 outstanding shares of Class A Common Stock, of which approximately 12,918,070 shares are held by non-affiliates, and a per share price of $2.59, based upon the closing sale price of our Class A Common Stock on March 6, 2020. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding anything sold in this offering), we have sold an aggregate of $7,990,645 of securities pursuant to General Instruction I.B.6 of Form S-3. At no time during the term of this offering will we sell securities for aggregate consideration in excess of the maximum amount available to us under General Instruction I.B.6 of Form S-3 ($11,152,600.43 as of the date hereof) unless the aggregate market value of our outstanding Class A Common Stock held by non-affiliates exceeds $75,000,000. In the event that the aggregate market value of our outstanding Class A Common Stock held by non-affiliates exceeds $75,000,000 subsequent to the date hereof, then the one third limitation on sales specified in General Instruction I.B.6(a) shall not apply to additional sales made pursuant to this prospectus supplement.

The compensation of our Sales Agent for sales of Class A Common Stock shall be a commission rate equal to 5.0% of the gross sales price per share of Class A Common Stock. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.

Under the terms of the Sales Agreement, we also may sell Class A Common Stock to the Sales Agent as principal for its own account at a price agreed upon at the time of the sale. If we sell Class A Common Stock to the Sales Agent as principal, we will enter into a separate agreement with the Sales Agent, and the sale will be made pursuant to the terms thereunder.

In connection with the sale of Class A Common Stock on our behalf, the Sales Agent will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Sales Agent is not required to sell any specific number or dollar amount of Class A Common Stock but will use its commercially reasonable efforts, as our agent and subject to the terms of the Sales Agreement, to sell the Class A Common Stock offered, as instructed by us or by the Sales Agent (upon an event of default of our outstanding loan obligations with BRF Finance CO., LLC (“BRF”), an affiliate of the Sales Agent). The offering of Class A Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Class A Common Stock subject to the Sales Agreement or (ii) the termination of the Sales Agreement by us or by the Sales Agent pursuant to the terms of the Sales Agreement.

Investing in our securities involves certain risks. You could lose some or all of your investment. See “Risk Factors” beginning on page S-5 of this prospectus supplement and “Risk Factors” beginning on page 5 of the accompanying base prospectus and in the documents incorporated by reference herein and therein. You should consider carefully these risks together with all of the other information contained, or incorporated by reference, in this prospectus supplement and the accompanying base prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley FBR

The date of this prospectus supplement is May 5, 2020.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of the registration statement on Form S-3 (File No. 333-235298) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process to register sales of our securities under the Securities Act of 1933, as amended, or the Securities Act. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement, and the information incorporated herein by reference, may add, update or change information in the accompanying prospectus. You should read the entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering. Neither we, nor the Sales Agent have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

The information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering is accurate only as of the date of the respective document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf, and the documents incorporated by reference in the prospectus supplement, in their entirety before making any investment decision.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” “SRAX,” “Registrant” refer to SRAX, Inc. and its subsidiaries. Additionally, and reference to “BIGToken” and “BIGToken, Inc.”, or the “BIGToken Project” refer to the Company’s wholly owned subsidiary, BIGToken, Inc. and the assets used in its operations. Also, any reference to “common share” or “Common Stock,” refers to our $.001 par value Class A Common Stock.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus and any related free writing prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-5 and in the accompanying base prospectus beginning on page 5, and any related free writing prospectus, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part.

Overview

We are a data technology company offering tools and services to identify and reach consumers for the purpose of marketing and advertising communication. Our technologies assist our clients in: (i) identifying their core consumers and such consumers’ characteristics across various channels in order to discover new and measurable opportunities maximize profits associated with advertising campaigns and (ii) gaining insight into the activities of their customers.

We derive our revenues from the:

●	Sale and licensing of our proprietary SaaS platform; and

●	Sales of proprietary consumer data; and

●	Sales of digital advertising campaigns.

Sales of Advertising Campaigns.

We provide services and data to allow our customers to utilize our proprietary data to enhance their data analytics and marketing needs. Our products and services support and assist our customers with data management, audience optimization and recognition, multi-channel and omnichannel media, and marketing services. These tools also assist our customers in driving online and traditional retail sales.

Our solutions allow for the analysis of multiple layers of data to build and scale audience profiles that can be analyzed and targeted with digital media. Our capabilities allow the leveraging of data from our proprietary platforms to achieve more effective analysis and marketing campaigns.

Key features of our platforms:

●	Access to consumers who have joined our proprietary platforms who have opted to be marketed to. We provide proprietary information on these consumers and have their consent to market to them, providing marketers safe and reliable data.

●	The discovery of new avenues through which customers are able to reach the higher-performing audiences / customers by leveraging machine learning capabilities.

●	The use of our proprietary platform in order to allow marketers to unlock shopper profiles built from location, web browsing, purchase history, social behavior and other analytics.

●	The use of customized audience creation tools.

Sale and licensing of SaaS platform

Our software as a service (“SaaS”) solution, SRAX IR, enables companies to understand their shareholder base through the tracking of holdings, the management of investor contact information and identification of trends in the purchase and sale of issuer’s securities, if applicable. Once the investors are identified, our platform provides tools to communicate with these investors.

SRAX IR provides the following:

●	Insight into investor sentiment by analyzing buying and selling trends of an issuer’s shareholder base.

●	Communication points with an issuer’s investors, such as emails, phone number, social media accounts and address of record.

●	Engaging current and potential shareholders through real-time targeted cross-device omni-channel informational campaigns regarding an issuer’s products and services.

●	Assisting issuers in managing and monitoring the return of investment achieved from investor relations and corporate communication initiatives.

S-2

Sales of proprietary consumer data.

In 2019 we launched our BIGToken consumer data management platform, where consumers are rewarded for providing and verifying their data and completing activities within the platform. Our business is currently based on a platform of registered users, developed as a direct to consumer data marketplace, providing advertisers and marketers highly accurate, informed consent-based research and ad targeting data. We believe that the information gathered through the BIGToken platform will, upon reaching critical mass, be significantly more valuable than information that is gathered and validated through other means without the specific knowledge and consent of the data provider.

Our strategy is to develop an opt-in first party data set (CCPA and GDPR compliant) which we believe will uniquely position SRAX to capitalize on the rapidly evolving data marketplace. We are currently focused on executing on our plans to increase registered users on the platform, and effectively segment, and eventually monetize on the data our users provide and the insight we derive therefrom. As part of this strategy, we continue to explore partnership opportunities that would allow us to leverage the capabilities of the BIGToken platform to effectively grow the platform and increase and enhance our user experience and user rewards / compensation.

Examples of how we plan to use BIGToken and the proprietary consumer data derived therefrom include:

●	The use of BIGToken user surveys and the sale of such information received from surveys.

●	The creation and management of targeted rewards and loyalty programs based on information and buying trends ascertained by data captured on our BIGToken platform.

●	The ability to assist our customers in conducting market research based on analytics received from users of the BIGToken platform.

●	The ability to identify specific audiences for our customers and to target questions, surveys and data analytics geared toward our customers’ products / industries. Additionally, if we are unable to scale the needed information for a customer’s target audience, we may utilize our proprietary analytics to gain insight to further focus and refine user segments that need to be targeted in order to optimize data and media spend.

●	The use of Lightning Insights that allow our customers to conduct research around specific audience groups through both long and short research studies.

●	The creation of customized loyalty programs that utilize rewards to drive consumer purchasing habits.

Corporate Information

We were originally organized in August 2009 as a California limited liability company under the name Social Reality, LLC, and we converted to a Delaware corporation effective January 1, 2012. Social Reality, LLC began business in May 2010. Upon the conversion, we changed our name to Social Reality, Inc. On August 15, 2019 we formally changed our Name to SRAX, Inc.

Other information about SRAX can be found on our website www.srax.com. Reference in this document to that website address does not constitute incorporation by reference of the information contained on the website.

S-3

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying base prospectus. For a more detailed description of the Class A Common Stock, see “Description of Securities to be Registered” in the accompanying base prospectus.

Class A Common Stock Offered by us	Shares of our Class A Common Stock having an aggregate offering price of up to $3,150,000.

Manner of Offering	“At-the-market” offerings that may be made from time to time through or to the Sales Agent as sales agent or principal. See “Plan of Distribution” on page S-10.

Use of Proceeds	Pursuant to the terms of our loan and security agreement entered into between the Company and BRF, an affiliate of the Sales Agent, we are required to use the net proceeds from this offering, after deducting the Sales Agent’s commissions and our offering expenses, for the repayment of our outstanding loan obligations. Any excess proceeds will be used for general and administrative expenses and other general corporate purposes. See “Use of Proceeds” on page S-8.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 5 of the accompanying base prospectus, and under similar headings in the other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of factors you should consider carefully when making an investment decision.

Nasdaq Capital Market Symbol	SRAX

S-4

RISK FACTORS

An investment in our securities is subject to risks inherent to our business. The material risks and uncertainties that management believes affect us are described below. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are not aware of or focused on or that we currently deem immaterial may also impair our business operations. We also update risk factors from time to time in our periodic reports on Forms 10-K and 10-Q, which will be incorporated by reference to this prospectus supplement and the accompanying base prospectus. If any of the following risks actually occur, our financial condition and results of operations could be materially and adversely affected. If this were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all or a portion of your investment.

Risks Related to this Offering and Our Securities

We are required to utilize the net proceeds of this offering to repay amounts currently or potentially owed under our loan and security agreement with BRF Finance CO., LLC and accordingly, we may not be able to utilize any proceeds to further our business plan or for other corporate purposes, which may harm our financial position.

Under our outstanding loan and security agreement with the BRF, an affiliate of the Sales Agent, whereby we initially borrowed $2,500,000 and we may draw an additional $2,5000,000 within thirty (30) days of the date of this prospectus supplement, we agreed to make mandatory payments on such loans with the net proceeds received from sales pursuant to the offering. Accordingly, we will be required to make mandatory payments under these loan obligations until they are paid in full before we will receive any proceeds that can be used for any other purpose. Accordingly, given our cash position at March 31, 2020, of $110,000, even if we successfully sell our securities under the offering described in this prospectus supplement, we may be unable to meet our ongoing obligations as they become due. For additional information see “Use of Proceeds” beginning on page S-8 of this prospectus supplement.

In the event that we generate net proceeds in excess of amounts owed under our outstanding loan agreement, our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

In the event that we are able to meet our obligations under the loan and security agreement, then with regard to any excess proceeds, our management will have broad discretion in the application of such excess net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A Common Stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our Class A Common Stock to decline.

Upon the occurrence of certain events, including an event of default under our existing loan instruments, the Sales Agent may have the unilateral right to sell our shares in this offering.

Upon the occurrence of certain events, including an event of default under our existing loan instruments, the Sales Agent may have the unilateral right to sell our shares in this offering in amounts and prices as determined by the Sales Agent. As a result, the Sales Agent may sell more shares at a lower price than the Company would have wanted and may negatively impact the trading price and volume of our Class A Common Stock.

Sales of a substantial number of shares of our Class A Common Stock in the public market by our existing stockholders, future issuances of Class A Common Stock or rights to purchase our Class A Common Stock, could all cause our Class A Common Stock price to fall.

Sales of a substantial number of shares of our Class A Common Stock by our existing stockholders in the public market, or the perception that these sales might occur, could depress the market price of our Class A Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Common Stock.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our auditors’ report on our December 31, 2019 consolidated financial statements expresses an opinion that our capital resources as of the date of their audit report were not sufficient to sustain operations or complete our planned activities for the upcoming year unless we raised additional funds. Based upon our cash position on March 31, 2020, as well the anticipated proceeds from the Small Business Association (SBA) Pay Roll Protection loan that we were recently approved for, there is substantial doubt about our ability to continue as a going concern past June 30, 2020. If we do not obtain additional capital by such time, we may no longer be able to continue as a going concern and may cease operation or seek bankruptcy protection.

S-5

The shares of our Class A Common Stock offered under this prospectus supplement and the accompanying base prospectus may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying base prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. Initially, we will be able to vary the timing, prices, and numbers of shares sold, and to determine the minimum sales price for shares sold until an event of default occurs under our loan obligations to BRF, an affiliate of the Sales Agent, at which point the Sales Agent will unilateral control to sell such number of shares and at what price at its sole discretion. Investors may experience declines in the value of their shares as a result of share sales made in connection with “at-the-market” offerings at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we and our Sales Agent may mutually agree to sell shares of our Class A Common Stock under a transaction acceptance at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after agreement on the terms of the transaction acceptance will fluctuate based on the market price of the shares of our Class A Common Stock during the sales period and limits we set with our Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our shares of Class A Common Stock during the sales period, it is not possible to predict the number of shares that will ultimately be issued.

If you purchase shares of Class A Common Stock sold in this offering, you will incur immediate and substantial dilution.

If you purchase shares of our Class A Common Stock in this offering, you will experience substantial and immediate dilution in the pro forma net tangible book value per share after giving effect to this offering, based on the assumed public offering price of $2.00 per share, which is the last reported sale price of our Class A Common Stock on The Nasdaq Stock Market on May 4, 2020, because the price that you pay will be substantially greater than the pro forma net tangible book value per share of the Class A Common Stock that you acquire. You will experience additional dilution upon exercise of the outstanding stock options and other equity awards that may be granted under our equity incentive plans, and when we otherwise issue additional shares of our Class A Common Stock or convertible securities. For more information, see “Dilution” beginning on page S-9 of this prospectus supplement.

Our publicly filed reports are subject to review by the SEC, and any significant changes or amendments required as a result of any such review may result in material liability to us and may have a material adverse impact on the trading price of our Class A Common Stock.

The reports of publicly traded companies are subject to review by the SEC from time to time for the purpose of assisting companies in complying with applicable disclosure requirements, and the SEC is required to undertake a comprehensive review of a company’s reports at least once every three years under the Sarbanes-Oxley Act of 2002. SEC reviews may be initiated at any time. We could be required to modify, amend or reformulate information contained in prior filings as a result of an SEC review. Any modification, amendment or reformulation of information contained in such reports could be significant and result in material liability to us and have a material adverse impact on the trading price of our Class A Common Stock.

We face business disruption and related risks resulting from the recent outbreak of the novel coronavirus 2019 (COVID-19), which could have a material adverse effect on our business and results of operations.

In December 2019, an outbreak of a new strain of coronavirus, COVID-19, began in Wuhan, Hubei Province, China. In March 2020, the World Health Organization declared COVID-19 a pandemic. The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains and created significant volatility and disruption of financial markets. The potential impacts and duration of the COVID-19 pandemic on the global economy and on the Company’s business, in particular, are uncertain and may be difficult to assess or predict. The pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, which may reduce the Company’s ability to access capital and continue to operate effectively. The COVID-19 pandemic could also reduce the demand for the Company’s products and services, including its ability to operate its business and to actively market to its customers. In addition, a recession or further financial market correction resulting from the spread of COVID-19 could adversely affect demand for the Company’s products and services. To the extent that the COVID-19 pandemic adversely impacts the Company’s business, results of operations, liquidity or financial condition, it may also have the effect of heightening many of the other risks described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent report filed with the Securities and Exchange Commission.

The global outbreak of the COVID-19 pandemic continues to rapidly evolve. The extent to which the COVID-19 pandemic may impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

Additional Risks Related to our Business, Industry and an Investment in our Class A Common Stock

For a discussion of additional risks associated with our business, our industry and ownership of our securities, see the section entitled “Risk Factors” in our most recent our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, both filed with the SEC on May 1, 2020, as well as any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement.

S-6

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying base prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements reflect our current view about future plans, intentions or expectations. These forward-looking statements may be included herein or incorporated by reference in this prospectus supplement or the accompanying prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may”, “will”, “should”, “would”, “could”, “expect”, “scheduled”, “plan”, “continue”, “intend”, “anticipate”, “believe”, “estimate”, “aim”, “potential”, or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus supplement and the accompanying base prospectus are set forth in this prospectus supplement and the accompanying base prospectus under the caption “Risk Factors”, and in the reports we have filed or will file with the SEC and which are incorporated by reference herein and therein, including statements under the caption “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in such reports. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this prospectus supplement and the accompanying base prospectus under the caption “Risk Factors”, and in the reports we have filed or will file with the SEC and which are incorporated by reference herein and therein, including statements under the caption “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in such reports, in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus supplement to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-7

USE OF PROCEEDS

We may issue and sell shares of our Class A Common Stock having aggregate sale proceeds of up to $3,150,000 from time to time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

Subject to the terms of a term loan and security agreement entered into between the Company and BRF, an affiliate of the Sales Agent, on February 28, 2020, we agreed to make mandatory prepayments with the net proceeds received from sales pursuant to the Sales Agreement. The Company currently is indebted in the amount of $2,500,000 as of the date of this Prospectus Supplement and may draw an additional $2,500,000 subject to certain conditions being met as contained in the loan and security agreement. These loans bear interest at 10% per annum, mature on March 1, 2022, and pursuant to their terms, we are required to make interest and principal payments beginning on August 1, 2020. As required, we will make mandatory payments upon sales from this offering until all amounts owed under the loans have been paid. After, we intend to use any additional proceeds for general and administrative expenses and other general corporate purposes (“Discretionary Proceeds”). We will retain broad discretion in the allocation of the Discretionary Proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement and investors will be relying on the judgment of our management regarding the application of the Discretionary Proceeds.

S-8

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. Our net tangible book value as of March 31, 2020, was approximately $12,284,000, or approximately $0.88 per share of Class A Common Stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our Class A Common Stock outstanding as of March 31, 2020.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our class A Common Stock immediately after this offering. After giving effect to the assumed sale of shares of our Class A Common Stock in the aggregate amount of approximately $3,150,000 at an assumed offering price of $2.00 per share, the last reported sale price of our Class A Common Stock on May 4, 2020, and after deduction of commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2020, would have been approximately $15,151,000 or 0.97 per share of Class A Common Stock. This represents an immediate increase in net tangible book value of $0.09 per share of Class A Common Stock to our existing stockholders and an immediate dilution in net tangible book value of $1.03 per share of Class A Common Stock to investors participating in this offering at an assumed offering price of $2.00 per share. The following table illustrates this per share dilution:

Assumed public offering price per share		$2.00
Net tangible book value per share as of March 31, 2020	$0.88
Increase in net tangible book value per share attributable to this offering	$0.09
As adjusted net tangible book value per share as of March 31, 2020, after giving effect to this offering		$0.97
Dilution per share to new investors participating in this offering		$1.03

The table above assumes for illustrative purposes that an aggregate of 1,575,000 shares of our Class A Common Stock are sold at a price of $2.00 per share, the last reported sale price of our Common Stock on the Nasdaq Capital Market on May 4, 2020 for aggregate gross proceeds of approximately $3,150,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase, or decrease, of $0.50 per share in the price at which the shares are sold from the assumed offering price of $2.00 per share shown in the table above, assuming the entire $3,150,000 worth of shares of Class A Common Stock offered are sold at that price, would increase (or decrease) our adjusted net tangible book value per share after the offering by approximately $0.02 and ($0.03) per share, respectively, and the dilution in net tangible book value per share to new investors in this offering by approximately $0.48 and ($0.47) per share, respectively, after deducting the estimated commissions of the Sales Agent and estimated aggregate offering expenses payable by us.

This information is supplied for illustrative purposes only, and will adjust based on the actual offering prices, the actual number of shares that we offer and sell in this offering and other terms of each sale of shares in this offering.

The number of shares of Class A Common Stock to be outstanding after this offering is based on 14,034,152 shares outstanding on March 31, 2020 and excludes as of that date:

●	options representing the right to purchase a total of 837,435 shares of Class A Common Stock at a weighted average exercise price of $3.49 per share;

●	warrants representing the right to purchase a total of 6,237,430 shares of Class A Common Stock at a weighted-average exercise price of $4.75 per share; and

●	937,699 shares of Class A Common Stock available for future issuances under our equity compensation plans;

●	up to 239,029 shares of Class A Common Stock pledged as collateral to secure our payment on certain outstanding non-performing receivables sold in January 2020; and

●	up to 450,000 shares of Class A Common Stock pledged as collateral to secure our payment on outstanding promissory notes sold in February 2020, subject to increase to cover deficiencies in the event that the shares are insufficient to cover the notes.

The foregoing discussion and table also exclude the following stock, warrant and option transactions that have occurred subsequent to March 31, 2020:

●	36,700 shares of Class A Common Stock issued pursuant to an extension of the payment date for payment owed on outstanding non-performing receivables that we sold for cash in January 2020;

●	options representing the right to purchase a total of 37,632 shares of Class A Common Stock at a weighted average exercise price of $1.95 per share; and

●	The anticipated issuance of a Class A Common Stock purchase warrant to purchase 500,000 shares with a to be determined exercise price, to be issued to BRF, an affiliate of the Sales Agent, upon completion of a second draw down $2,500,000 under our existing loan agreement with BRF.

To the extent that outstanding options or warrants are exercised, investors purchasing our Class A Common Stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-9

PLAN OF DISTRIBUTION

We have entered into an at market issuance sales agreement, or Sales Agreement, with B. Riley FBR, Inc., or the Sales Agent, under which we may issue and sell shares of our Class A Common Stock having aggregate gross sales proceeds of up to $3,150,000 from time to time through or to the Sales Agent as sales agent or principal. The Sales Agent may sell the Class A Common Stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Each time we wish to issue and sell Class A Common Stock under the Sales Agreement, we will notify the Sales Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, and any minimum price below which sales may not be made. Once we have so instructed the Sales Agent, unless the Sales Agent declines to accept the terms of such notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Sales Agreement to sell our Class A Common Stock are subject to a number of customary conditions that we must meet.

In connection with the loan and security agreement dated February 28, 2020, we granted BRF a power of attorney whereby BRF has the authority upon an event of default, to direct the sale of an undetermined amount of Class A Common Stock by the Sales Agent under the Sales Agreement. The proceeds from such sales would be dedicated toward payment of all amounts due and owing under the loan and security agreement.

Settlement for shares of our Class A Common Stock will occur on the second trading day following the date on which the sale was made. Sales of our Class A Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent a commission of 5.0% of the gross proceeds from each sale. We also agreed to reimburse the Sales Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000 and ongoing diligence arising from the transactions contemplated by this Agreement in an amount not to exceed $2,500 in the aggregate per calendar quarter. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the Class A Common Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act as amended, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agent and expense reimbursement under the terms of the sales agreement, will be up to approximately $75,000.

The offering of our Class A Common Stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as described therein. We and the Sales Agent may each terminate the Sales Agreement at any time upon five (5) days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed with the SEC on the Company’s current report on Form 8-K as Exhibit 10.01, and is incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information” below.

To the extent required by Regulation M under the Exchange Act, the Sales Agent will not engage in any market making activities involving our Class A Common Stock while the offering is ongoing under this prospectus.

In addition, the Sales Agreement provides that we will not (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any of our securities to facilitate the sale or resale of Class A Common Stock, or (ii) sell, bid for, or purchase Class A Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Class A Common Stock under the Sales Agreement other than the Sales Agent.

The Sales Agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. As disclosed above, we have a lending relationship with BRF, an affiliate of the Sales Agent. More than 50% of the proceeds from this offering may be used for payment of amounts due and owing under the loan and security agreement.with BRF.

In addition, in the ordinary course of their business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-10

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by The Silvestre Law Group, P.C. Westlake Village, California.  The Silvestre Law Group, P.C. or its affiliates or principals own 133,000 shares of Class A Common Stock and $100,000 in outstanding promissory notes.  Duane Morris LLP, New York, New York, is acting as counsel to the Sales Agent in connection with this offering.

EXPERTS

The consolidated financial statements of SRAX, Inc. as of December 31, 2019 and 2018 and for each of the years in the two-year period ended December 31, 2019 incorporated by reference in this prospectus supplement form the Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been so incorporated in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made after the date of this prospectus supplement until the termination of the offering of the securities covered under this prospectus supplement, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on May 1, 2020;
●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 1, 2020;
●	Our Current Reports on Form 8-K filed with the SEC on March 5, 2020, March 27, 2020 and April 23, 2020; and
●	The description of our Class A Common Stock and related rights contained in our registration statement on S-1 filed with the SEC on January 24, 2012, including any amendment or report filed for the purpose of updating such description.

Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (323) 694-9800 or by writing to us at the following address:

SRAX, Inc.

456 Seaton Street

Los Angeles, CA 90013

Attn: Corporate Secretary

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may inspect, read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www.srax.com in the “Filings” subsection of the “Investors” menu as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this prospectus, and should not be relied upon in connection with making any investment decision with respect to our securities.

S-11

PROSPECTUS

SRAX, Inc.

$100,000,000

CLASS A COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer Class A common stock upon conversion of or exchange for the preferred stock; Class A common stock or preferred stock upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates was $20,032,537.20 based on 13,997,452 shares of outstanding Class A common stock as of November 13, 2019 of which approximately 12,841,370 shares were held by non-affiliates, and based on the last reported sale price of our Class A Common stock as noted above. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Class A common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our Class A common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made during the corresponding you in reliance on this prospectus. During the prior twelve calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Our common stock is listed on the NASDAQ Capital Market under the symbol “SRAX” On November 13, 2019, the last reported sale price of our Class A common stock was $1.56 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable. Our principal executive offices are located at 456 Seaton Street, Los Angeles, CA 90013, and our telephone number is (323) 694-9800.

Investing in our common stock involves a high degree of risk. You are urged to read the section entitled “Risk Factors” beginning on page 5 of this prospectus, which describes specific risks and other information that should be considered before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                                     , 2019

i

ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to “our company,” “we,” “our,” “SRAX” and “us” refer to SRAX, Inc. and its subsidiary. Also, any reference to “common share” or “common stock,” refers to our $0.001 par value Class A common stock. All share and per share information contained in this prospectus takes into account the 1-for-5 reverse stock split of our Class A common shares effective September 22, 2016.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and the documents incorporated by reference herein and therein are accurate only as of the date such information is presented or in any applicable prospectus supplement. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

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FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”.

Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements about: our business, operations, financial performance and condition, earnings, our prospects, our ability to raise capital to fund our operations and business plan, the continued listing of our securities on the NASDAQ Capital Market, our ability to protect intellectual property rights as well as regarding our industry generally. Forward–looking statements are not guarantees of performance. Such statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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OUR BUSINESS

Overview

We are a digital marketing and data technology company. We derive our revenues from:

●	sales of digital advertising campaigns to advertising agencies and brands;
●	licensing our SRAXir platform to public companies;
●	creation of custom platforms for buying media on SRAX for large brands; and
●	sales of proprietary consumer data

BIGToken Platform

Overview

We have developed BIGToken as a way for consumers to benefit from the use of their data. Users of BIGToken will have the ability to earn a pre-established number of points for completing certain tasks. By way of example, a user may earn 4 points for providing their name and 10 points for checking in at a local restaurant. The number of points for each action will be prominently displayed for the user to review prior to undertaking such action. The points will be convertible by the user into rewards which initially will consist of: (i) cash, (ii) gift cards and (iii) donations to non-profit entities. We anticipate that as the user base of BIGToken expands, additional goods and services offered by our advertising sponsors will also be available as rewards.

Since initially launching our BIGToken platform in the United States, we have expanded the functionality of the platform through a series of new applications as well as its geographical reach.

Platform Development:

●	Big Rewards: An application within the BIGtoken platform that provides users branded action that drives offers for cash back. Consumer answers questions about a brand’s specific item at a retailer and then are offered a reward for the purchase of the item at a select retailer. This offers brands an end to end reach in the digital media cycle by creating data driven insights for planning, audience creation, and then all the way through activation and ultimately sales and other results-based attribution.

●	BIG Research: we’ve launched an application within the BIGtoken platform that will allow brands access to our users for purposes of opt-in research panels. Through our global platform we can launch multi-country studies and scale consumer populations based on client needs. Additionally, our unique platform allows for analysis and relevancy of data points collected by brands through research studies.

Geographic Reach:

●	BIGtoken in Asia: The Company has entered into a partnership with an investor familiar with the Asian advertising market.

●	BIGtoken in India: We’ve entered into a partnership with the Yash Birla Group, one of India’s largest conglomerates to explore partnerships in India.

●	BIGtoken in European Union: We’ve launched the availability of the application within the 28 member countries of the European Union.

As of September 30, 2019, we have not generated any revenue through the sale of data gathered from users of the BIGToken Platform. Since commencing the BIGToken project, we have spent approximately $4 million in the development and management of the BIGToken Platform. Additionally, we are currently obligated to redeem users’ points which are earned on our BIGToken Platform. We are currently redeeming each point for $0.001 to $0.01, subject to the user meeting certain conditions. Notwithstanding the foregoing, we believe that in order to fully launch the BIGToken Platform and recognize all the benefits therefrom, not only will we be required to further increase the functionally of the platform but we will also need to comply with both state and federal securities laws and regulations with regard to certain aspects of the platform and specifically, BIGToken. There can be no assurances that we will successfully develop the blockchain portion of the BIGToken Platform or that we will be able to comply with any applicable laws or regulations on a timely basis, if at all. Our failure successfully complete the development of the BIGToken Platform or to adequately comply with applicable laws and regulations, or comply with them on a timely basis, will greatly impact the value and utility of the BIGToken Platform and could materially impact the operations of our company.

3

SRAX IR Platform

Overview

SRAX IR is a SaaS platform that while providing invaluable insights to public company issuers, delivers a long-term recurring revenue stream for SRAX and builds one of the most valuable data sets in the industry.

The platform enables issuers of public securities to analyze and engage shareholders. The Company currently offers access to the platform through monthly subscriptions. The Company has partnered with resellers to license the platform on a white label basis for a portion of the revenue earned from the licensees.

Employees

At September 30, 2019 we had 48 full-time employees. We also contract for the services of a number individuals from a third-party provider. There are no collective bargaining agreements covering any of our employees.

Corporate information

We were incorporated in the state of Delaware in 2011. Our principal executive offices are located at 456 Seaton Street, Los Angeles, CA 90013, telephone number 323-694-9800. We maintain a website at www.srax.com. Effective August 25, 2019 we changed our corporate name form Social Reality, Inc. to SRAX, Inc.

Our wholly owned subsidiary, BIGToken, Inc. maintains a website at Bigtoken.com.

We have not incorporated by reference into this prospectus, the information in, or that can be accessed through, our websites and you should not consider them to be a part of this prospectus.

4

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Forward-Looking Statements.”

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, working capital, acquisitions, payment of debt and other business opportunities. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (i) through underwriters or dealers, (ii) through agents or (iii) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

5

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Shares of our Class A common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the NASDAQ Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

6

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following is a summary of the rights of our common stock and preferred stock and related provisions of our certificate of incorporation and bylaws. For more detailed information, please see our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Our certificate of incorporation provides that we will have two classes of common stock: Class A common stock, which has one vote per share, and Class B common stock, which has ten votes per share. Any holder of Class B common stock may convert his or her shares at any time into shares of Class A common stock on a share-for-share basis. Otherwise the rights of the two classes of common stock will be identical. The rights of these classes of common stock are discussed in greater detail below.

Our authorized capital stock consists of 309,000,000 shares, each with a par value of $0.001 per share, of which:

●	250,000,000 shares are designated as Class A common stock;
●	9,000,000 shares are designated as Class B common stock;
●	20,000,000 shares are designated as BIGToken Preferred Tracking Stock; and
●	30,000,000 remaining shares are designated as preferred stock.

As of November 13, 2019, we had: (i) 13,997,452 shares of Class A common stock outstanding, (ii) no shares of Class B common stock or preferred stock outstanding, and (iii) an aggregate of 15,612,946 special dividend rights outstanding.

Common Stock

Voting Rights

Holders of our Class A and Class B common stock have identical rights, except that holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share. Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law. Delaware law could require either our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

●	If we amended our certificate of incorporation to increase the authorized shares of a class of stock, or to increase or decrease the par value of a class of stock, then that class would be required to vote separately to approve the proposed amendment.
●	If we amended our certificate of incorporation in a manner that altered or changed the powers, preferences or special rights of a class of stock in a manner that affects them adversely then that class would be required to vote separately to approve the proposed amendment.

We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

Dividends

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock shall be entitled to share equally in any dividends that our board of directors may determine to issue from time to time. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock shall receive Class B common stock, or rights to acquire Class B common stock, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of Class A common stock and Class B common stock shall be entitled to share equally all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.

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Subdivision or Combinations.

Upon the subdivision or combination of the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

Conversion

Our Class A common stock is not convertible into any other shares of our capital stock.

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock shall convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our certificate of incorporation, including the following:

●	Transfers between one Class B Stockholder to another Class B Stockholder.
●	Transfers for tax and estate planning purposes, including to trusts, corporations and partnerships controlled by a holder of Class B common stock.

The death of any holder of Class B common stock who is a natural person will result in the conversion of his or her shares of Class B common stock to Class A common stock. Once transferred and converted into Class A common stock, the Class B common stock shall not be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Dual Class Structure

As discussed above, our Class B common stock has ten votes per share, while our Class A common stock, which is the class of stock the Selling Stockholders are selling pursuant to this prospectus and which is the only class of stock which is publicly traded, has one vote per share. We currently have no shares of our Class B common stock outstanding. Notwithstanding, in the event Class B common stock were issued, due to our dual class structure with superior voting rights, such ownership of Class B common stock could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.

Preferred Stock

Our board of directors has the authority, without approval by the stockholders, to issue up to a total of 50,000,000 shares of preferred stock in one or more series. Our board of directors may establish the number of shares to be included in each such series and may fix the designations, preferences, powers and other rights of the shares of a series of preferred stock. Our board could authorize the issuance of preferred stock with voting or conversion rights that could dilute the voting power or rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of SRAX.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. In particular, our dual class common stock structure will concentrate ownership of our voting stock in the hands of our founders, board members, and employees. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Special Approval for Change in Control Transactions

In the event a person seeks to acquire us by means of a merger or consolidation transaction, a purchase of all or substantially all of our assets, or an issuance of stock which constitutes 2% or more of our outstanding shares at the time of issuance and which results in any person or group owning more than 50% of our outstanding voting power, then these types of acquisition transactions must be approved by our stockholders at an annual or special meeting. At this meeting, we must obtain the approval of stockholders representing the greater of:

●	A majority of the voting power of our outstanding capital stock; and

●	60% of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting and entitled to vote.

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Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. The bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Delaware Anti-Takeover Statute

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging under certain circumstances, in a business combination with an interested stockholder for a period of three (3) years following the date the person became an interested stockholder unless:

●	Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

●	Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

●	On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three (3) years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Transfer Online, Inc. 512 SE Salmon Street, Portland, OR 97214, 503-227-2950.

Limitations on Liability and Indemnification of Officers and Directors

Our amended restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our restated certificate of incorporation and restated bylaws provide for indemnification of our officers and directors to the fullest extent permitted by such law.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our Class A common stock and/or preferred stock in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our Class A common stock and the number of shares of Class A common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the Class A common stock and/or preferred stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

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●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our Class A common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, Class A common stock, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of Class A common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

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Each right will entitle the holder of rights to purchase for cash the principal amount of shares of Class A common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of a rights agent, if applicable, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

If applicable, the rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our shares of Class A common stock, preferred stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our shares of Class A common stock, preferred stock, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	any applicable U.S. federal income tax considerations; and

●	whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

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DESCRIPTON OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of Class A common stock, preferred stock, warrants, rights or purchase contacts for the purchase of Class A common stock and/or preferred stock in one or more series or in any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit, as applicable, and to any Class A common stock, preferred stock, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

If applicable, the name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series, if any, as we determine.

Enforceability of Rights by Holders of Units

If applicable, each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A unit agent may act as unit agent for more than one series of units. If applicable, a unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by the Silvestre Law Group, P.C., Westlake Village, California. The Silvestre Law Group, P.C. or its affiliates or principals own 133,000 shares of our Class A common stock.

EXPERTS

Our consolidated balance sheets as of December 31, 2018 and 2017 and the related consolidated statement of operations, stockholders’ equity and cash flows for the years ended December 31, 2018 and 2017 included in this prospectus have been audited by RBSM LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus, and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference into this prospectus the following documents and information filed with the SEC:

●	Our Annual Report on Form 10-K filed with the SEC on April 16, 2019, for the year ended December 31, 2018;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed on May 15, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed on August 14, 2019, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019, filed on November 14, 2019;

●	Our Definitive Proxy Statement on Form 14A for our 2019 Annual Meeting of Stockholders, filed with the SEC on April 30, 2019;

●	Our Current Reports on Forms 8-K filed with the SEC on January 4, 2019, April 2, 2019, April 8, 2019, April 10, 2019, May 16, 2019, June 28, 2019, August 14, 2019, and August 15, 2019 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

●	The description of our Class A common stock and related rights contained in our registration statement on S-1 filed with the SEC on January 24, 2012, including any amendment or report filed for the purpose of updating such description;

We also incorporate by reference into this prospectus all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are made after the date of this prospectus and before the termination of the offering of securities offered by this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any of the documents incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following address: Corporate Secretary, SRAX, Inc., 456 Seaton Street, Los Angeles, CA 90013, telephone number (323) 694-9800.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may inspect, read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www.srax.com in the “Filings” subsection of the “Investors” menu as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this prospectus, and should not be relied upon in connection with making any investment decision with respect to our securities.

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SRAX, INC.

Up to $3,150,000

Class A Common Stock

PROSPECTUS SUPPLEMENT

B. Riley FBR

May 5, 2020